INSOFT, INC.
                             1993 STOCK OPTION PLAN

                            Adopted: October 7, 1993
                           Effective: October 8, 1993

                                  INSOFT, INC.
                             1993 STOCK OPTION PLAN

                                   Section 1.
                                      Title

     This plan shall be known as the "InSoft, Inc. 1993 Stock Option Plan."

                                   Section 2.
                                     Purpose

         This InSoft, Inc. 1993 Stock Option Plan establishes a method of granting options to purchase the Common Stock of the Corporation in order to encourage stock ownership by officers, key employees and key consultants and directors of the Corporation, to provide an incentive for such persons to expand and improve the profits and prosperity of the Corporation, and to assist the Corporation in attracting key personnel.

                                   Section 3.
                                   Definitions

         The following definitions shall be in effect under this Plan:

               3.1 "Board" means the Board of Directors of the Corporation.

               3.2 "Common Stock" means shares of the capital common stock of the Corporation, $.01 par value.

               3.3 "Corporation" means InSoft, Inc., a Delaware corporation.

               3.4 "Disability" means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months, as determined pursuant to Section 22(e)(3) of the Internal Revenue Code.

               3.5 "Employee" means an employee, officer, director or consultant of any Participating Corporation.

               3.6 "Incentive Stock Option" means an Option that is an incentive stock option as defined in Section 422A(b) of the Internal Revenue Code.

               3.7 "Internal Revenue Code" means the United States Internal Revenue Code of 1986, or any of its successors, and applicable rules and regulations promulgated thereunder, each as amended through the date of adoption of the Plan, or as each may in the future be amended and applicable to the Plan.

               3.8 "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

               3.9 "Option" means any option granted under the Plan, including both Incentive Stock Options and Non-Qualified Stock Options.

               3.10 "Option Agreement" means any written agreement pursuant to the Plan between the Corporation and a Participant regarding any Option.

               3.11 "Optionee" means a Participant who has delivered to the Corporation or a Participating Corporation a signed Option Agreement pursuant to
Section 6.6 of the Plan.

               3.12 "Option Shares" means shares of stock of the Corporation that are issued or may be required to be issued upon exercise of an Option and shares that are issued thereafter with respect to such shares, including shares issued by reason of a stock split, consolidation, dividend, stock exchange, recapitalization, reclassification or the like.

               3.13 "Participant" means a person to whom an Option has been granted.

               3.14 "Participating Corporation" means the Corporation and any present or future parent or subsidiary of the Corporation that: (a) the Board elects to treat as a Participating Corporation, and (b) agrees to be a Participating Corporation.

               3.15 "Plan" means this InSoft, Inc. 1993 Stock Option Plan.

                                   Section 4.
                           Stock Reserved for Options

               4.1 Subject to adjustment in  accordance  with the  provisions of section 14.1 of the Plan, [105,507] [92,507] shares of Common Stock shall be reserved for issuance upon the exercise of Options granted under the Plan.

               4.2 Any or all of the shares subject to Options under the Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock that have been or shall have been reacquired by the Corporation, as the Board shall from time to time determine.

               4.3 If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares previously subject to the Option shall again be available for the purposes of the Plan.

                                   Section 5.
                                   Eligibility

               5.1 The Board may grant Incentive Stock Options under the following rules of eligibility:

                  (a) Incentive Stock Options may be granted only to individuals determined by the Board to be employees who are key personnel of a participating Corporation and who are in a position to contribute materially to the Participating Corporation's continued growth and development and to its future financial success.

                  (b) A director, officer or consultant of any Participating Corporation who is not also an employee of that or any other Participating Corporation shall not be eligible to receive an Incentive Stock Option.

               5.2 The Board may grant Non-Qualified Stock Options to such employees, directors, officers and consultants of any Participating Corporation, or to such other persons, as the board deems appropriate in its sole and exclusive discretion, without regard to the provisions of Section 5.1(a) and
(b).

                                   Section 6.
                                Grants of Options

               6.1 The Board shall clearly designate and identify each Option at the time it is granted as either an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

               6.2 The Board may grant both Incentive Stock Options and Non-Qualified Stock Options to the same Employee, provided that the exercise of one such Option does not in any way affect the Employee's right to exercise the other.

               6.3 Nothing contained in the Plan shall be construed to limit the right of a Participating Corporation to grant options otherwise than under the Plan for any corporate purpose, including the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation or other entity.

               6.4 The date of granting of an Option shall be the date that the Board shall have granted the Option or such other date the board, in its discretion, may specify at the time that it grants such Option.

               6.5  Upon  granting  an  Option,   the  Board  shall  notify  the
Participant to whom the Option shall have been granted and shall deliver an Option Agreement to such Participant.

               6.6 An Option shall expire thirty (30) days after delivery of the Option Agreement to the Participant unless an Option Agreement shall have been signed by the Participant to whom the Option is granted and returned to the Corporation within such period.

                                   Section 7.
                                 Purchase Price

               7.1 Subject to section 7.2 of the Plan, the purchase price of Option shares granted under an Incentive Stock Option shall be one hundred (100%) percent of the fair market value of the Option Shares at the time of granting of the Incentive Stock Option, or such greater amount as the Board, in its discretion, may fix. If shares of Common Stock shall then be traded on a national securities exchange, such fair market value shall not be less than the mean of the highest and lowest sales prices of the Common Stock upon such exchange on the day on which the Incentive Stock Option shall have been granted, or if no sale shall have been made on such day, upon the next preceding day upon which such a sale shall have been made. If shares of Common Stock shall then be traded "over the counter," such fair market value shall not be less than the mean between the dealer "bid" and "ask" prices quoted by a recognized specialist of the Common Stock on the date upon which the Incentive Stock Option shall have been granted, or if no such quotation shall have been made on such day, on the next preceding day on which such a quotation shall have been made. If the shares of Common Stock are not traded either over-the-counter or on a national securities exchange at the time that an Incentive Stock Option is granted, the board shall determine such fair market value. In so determining the fair market value of Common Stock, the board shall disregard any restrictions other than restriction that, by its terms, will never lapse.

               7.2 The purchase price of Option Shares granted under an Incentive Stock Option granted to an Employee who owns, immediately prior to the grant to such employee of an Incentive Stock Option, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Participating Corporation by which he is employed, or any parent or subsidiary corporation, shall be at least one hundred ten (110%) percent of the fair market value of the Common Stock (determined in accordance with the provisions of Section 7.1) at the time that such Incentive Stock Option is granted. The provisions of section 425(d) of the Internal Revenue Code shall control determination of the percentage of stock ownership for the purpose of this section 7.2.

               7.3 The purchase price of Option Shares granted under a Non-Qualified Stock Options shall be determined by the Board, operating in its sole and exclusive discretion, without regard to the provisions of sections 7.1 and 7.2.

               7.4 No variable price Options shall be permitted.

                                   Section 8.
                                 Term of Options

               8.1 The Board, in its discretion, may prescribe in the Option Agreement the period during which Options may be exercised, provided, that an Incentive Stock Option shall not be exercisable more than ten years from the date upon which is granted, and, provided further, that an Incentive Stock Option granted to an Employee described in section 7.2 above shall not be exercisable more than five years from the date upon which it is granted.

               8.2 In the Option Agreement, the Board, in its discretion, may prescribe any conditions or events upon which the period during which an Option may be exercised may be shortened or terminated.

               8.3 Notwithstanding ht the provisions of Sections 8.1 and 8.2, if any of the following events shall occur, the corporation shall provide written notice thereof to each Optionee, who shall thereupon have the right to exercise all unexpired Options granted under this Plan for a period of at least thirty
(30) days prior to the consummation of said agreement or immediately following said acquisition or increase: (a) the Corporation shall execute a definitive agreement to merge or consolidate with or into another corporation (other than a Participating Corporation) and the Corporation shall not be the surviving corporation in the merger (or shall become a subsidiary of any other corporation or party to such merger agreement); (b) the Corporation shall enter into a definitive agreement to sell or otherwise dispose of all or substantially all of its assets and the shareholders of the Corporation shall have approved the terms of such agreement; or (c ) any person or group shall acquire, or increase its ownership to, more than 50% of the Corporation's then outstanding voting stock.

                                   Section 9.
                               Exercise of Options

               9.1 Subject to the provision of ht section 9.3, the Board, in its discretion, may prescribe in the Option Agreement the manner in which, the number and size of the installments (which need not be equal) for which, and the contingencies upon which an Option may be exercised during its term.

               9.2 No Option or installment thereof shall be exercisable except in respect of whole shares. Fractional share interests shall be disregarded, except that they may be accumulated. If an Optionee does not purchase all the shares that the Optionee shall be entitled to purchase in any given installment period, or if a fractional share interest shall remain, then the Optionee's right to purchase the remaining shares or fractional shares shall continue until expiration of such Option. No less than one hundred (100) shares may be purchased at one time unless the number purchased is the total number that may then be purchased under the Option.

               9.3 During any calendar year, an Optionee may exercise an Incentive Stock Option only to the extent that the aggregate fair market value of the Common Stock (determined in accordance with the provisions of section 7.1 of the Plan) with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during such calendar year (under this Plan and all similar plans of the Participating Corporation by which the Optionee is employed and its parent or subsidiary corporations) does not exceed One Hundred Thousand Dollars ($100,000).

               9.4 Except as otherwise provided in section s9.5, 9.6 and 9.7, no Incentive Stock Option may be exercised unless, at the time of exercise, the Optionee shall be an Employee or the Optionee's status as an Employee with a Participating Corporation shall have terminated within the preceding ninety (90) days. Incentive Stock Options granted under the Plan shall not be affected by any change of nature of the Optionee's employment so long as the Optionee continues to be an Employee. Option Agreements may contain such provisions as the Board may approve with reference to the effect of approved leaves of absence. Nothing in the Plan, or in any Option Agreement, or any Option, shall confer upon any individual any right to continue in the employ of any Participating Corporation, or shall interfere in any way with the right of any Participating Corporation to terminate the status of any Employee at any time.

               9.5 If the holder of an Incentive Stock Option retires at the normal retirement date as prescribed from time to time under any policy of the Participating Corporation then in force by which is employed, or at any other date with the consent of such Participating Corporation or under any policy of such Participating Corporation then in force, he may exercise his Incentive Stock Option at any time within three months after such retirement, to the extent of the number of shares that shall have been purchasable by him on the date of his retirement.

               9.6 If the holder of an Incentive Stock Option ceases to be employed by a Participating Corporation because of Disability, he may exercise his Incentive Stock Option within twelve months from the date of such termination of his employment, to the extent of the number of shares that shall have been purchasable by him on the date his employment terminated.

               9.7 If the holder of an Incentive Stock Option dies: (a) while he is an Employee, (b) within three months after termination of his employment (other than by death), or (c ) within twelve months after termination of his employment on account of Disability, his legatee or legatees or his personal representatives or distributees (collectively, "legal representatives") may exercise his Incentive Stock Option to the extent of the number of shares that shall have been purchasable by the Optionee on the date of death.

               9.8 The Board, in its discretion, shall determine the extent, if any, to which the holder of a NQ may exercise said Option upon his termination as an Employee, his retirement or Disability, or to which a legal representative of a deceased holder of a NQ may exercise said Option after the death of the holder.

                                   Section 10.
                            Payment for Option Shares

               10.1 Upon exercise of an Incentive Stock Option the purchase price of the Option Shares shall be paid in full in cash or by certified or bank cashier's check, or by transfer to the Corporation by the Optionee of stock of the Corporation owned by the Optionee having a fair market value, on the date of such a transfer, equal to the purchase price of the Option Shares.

               10.2 The means of payment for Option Shares purchased under a Non-Qualified Stock Option shall be determined by the Board, operating in its sole discretion.

               10.3 The proceeds received from a sale of Option Shares pursuant to exercise of Options shall be added to the general funds of the Corporation and used for such of its corporate purposes as the Board shall determine.

                                   Section 11.
                           Administration of the Plan

               11.1 The Plan shall be administered by the Board.

               11.2 Subject to the express provisions of the Plan the board shall have the plenary authority in its discretion to: (a) grant or refrain from granting Options; (b) determine the individuals to whom, and the time or times at which, Options shall be granted; the type of Option to be granted; the number of shares of Common Stock to be subject to each Option; the class of shares of Common Stock to be subject to each Option; and the purchase price of the Common Stock subject to each Option; (c ) interpret the Plan; (d) prescribe, amend and rescind rules and regulations relating to the Plan; (e) determine the terms, conditions and provisions of all Option Agreements entered into pursuant to the Plan (which need not be identical); and (f) make all other determinations necessary or advisable for administration of the Plan.

               11.3 The Board's determinations of all matters referred to the Board's discretion shall be final and conclusive. In making such determinations, the Board may take into account such factors as the Board, in its discretion, may deem relevant, including the nature of the services rendered by the individuals involved and the present and potential contributions of such individuals to the success of the Corporation.

               11.4 Any director to whom an Option is proposed to be granted shall be ineligible to vote upon the granting of, and other matters relating to, such Option, but the remainder of the Board may grant Options to any such director, subject to the limitations contained in section 5.1 of the Plan.

               11.5 The Board may appoint from its number a Stock Option Committee consisting of at least two directors and, if and to the extent authorized by the Certificate of Incorporation or By-Laws of the Corporation, may delegate thereto some or all of its powers under the Plan. Except as the Board may otherwise determine, the Stock Option Committee may make rules for the conduct of its business, but, unless otherwise provided by the Board or in such rules, its business shall, to the greatest extent possible, be conducted in the same manner as is provided by the By-Laws of the Corporation for the Board.

               11.6 No member of the Board, nor of the board of directors of any Participating Corporation, nor any officer, director, employee or agent of the Corporation or any Participating Corporation, shall be liable for any action or determination made, or other action taken, in good faith with respect to the Plan or any Option.

                                   Section 12.
                           Transferability of Options

               12.1 No Incentive Stock Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an Incentive Stock Option may be exercised, during the lifetime of the Optionee, only by him.

               12.2 The Board, operating in its sole and exclusive discretion, shall determine the restrictions, if any, on transferability of Non-Qualified Stock Options without regard to the provisions of section 12.1.

               12.3 Each Option Agreement shall contain a warranty and representation by the Optionee that the Optionee is taking the Option for his own account and not with a view to its resale, distribution or division among others.

               12.4 Each Option Agreement may contain such provisions consistent with this Plan as the Board, in its discretion, may determine to be appropriate for restriction on transfer, and redemption by the Corporation, or other disposition, of all Option Shares received by the Optionee (or his legal representatives), notwithstanding any tax consequences to the Optionee of such restriction, redemption or other disposition.

                                   Section 13.
                            No Rights as Shareholder

         The holder of an Option shall have none of the rights of a shareholder of the corporation with respect to the Option Shares until such shares shall have been issued to him upon exercise of his Option in accordance with the terms of the Plan.

                                   Section 14.
             Adjustments Upon Changes in Capitalization and the Like

               14.1 If any change in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, subdivisions, exchanges of shares, or recapitalization, is effected after the effective date of the Plan without receipt of consideration by the Corporation, then the aggregate number of shares reserved for issuance upon the exercise of Options granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. Each Option Agreement may contain such provisions as the Board, in its discretion, shall determine to be appropriate for adjustment of the number of Option shares and of the purchase price provided for in such Option. Any such adjustments may provide for elimination of any fractional shares that might otherwise become subject to any Option.

               14.2 Each Option Agreement may contain such provision as the Board, in its discretion, shall determine to be appropriate for the termination of, adjustment in or vesting or repurchase of Shares and Options, in the event of the dissolution or liquidation of the Corporation, or upon any consolidation or merger involving the Corporation, or upon sale or transfer of all or substantially all of the assets of the Corporation, or upon exchange by the stockholders of the Corporation of 80% or more of the shares of the Corporation for securities of another entity.

               14.3 Existence of any Option shall not in any way prevent any Participating Corporation from engaging in any of the transaction described in this section 14, nor shall it confer any rights upon the holder of any such Option to participate in any such transaction, except those expressly conferred by the Plan and the Option Agreement pursuant to which such Option shall have been granted.

               14.4 Nothing contained in the Plan shall prevent the assumption of any Option, or the substitution of a new option for an Option, by any corporation, or the parent or subsidiary of any corporation, that becomes the employer of any Optionee by reason of a merger, consolidation, acquisition, reorganization or liquidation; provided, however, that with respect to an Incentive Stock Option, the following additional conditions are applicable:

                  (a) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of the Option Shares immediately before such substitution or assumption over the aggregate purchase price of the Option Shares; and

                  (b) the new option or the assumption of the old Option does not give the Optionee additional benefits that the Optionee did not have under the old Option.

                                   Section 15.
                            Amendment and Termination

               15.1 Unless the Plan shall have been terminated sooner, the Plan shall terminate on, and no Option shall be granted after the earlier of: (a) the earlier of the tenth (10th) anniversary of: (i) the date upon or as of which the plan is adopted, or (ii) the date upon which the plan is approved by the shareholders of the Corporation; or (b) the date upon which the total number of shares set forth in Section 4.1 of the Plan shall have been issued pursuant to the Plan.

               15.2 The shareholders of the Corporation may terminate, modify or amend the plan at any time.

               15.3 The Board also may terminate, modify or amend the Plan at any time, provided that, without the approval of the shareholders of the Corporation, the Board shall not change: (a) the maximum number of shares as to which Options may be granted under the Plan (except as the number provided in section 4.1 may be adjusted from time to time in accordance with section 14.1), or (b) the class of Employees eligible to receive Incentive Stock Options.

               15.4 Except as may be set forth in a Plan Agreement, no termination, modification or amendment of the Plan shall adversely affect the rights of any Optionee under an Option Agreement without such Optionee's written consent.

                                   Section 16.
                            Effectiveness of the Plan

         The Plan shall become  effective  only upon: (a) adoption by the Board,
(b) approval by the shareholders of the Corporation within twelve (12) months before or after the date of such adoption by the Board, and (c ) the filing of the Restated Certificate of Incorporation of the Corporation effecting, among other things, the increase in the number of shares of the Corporation's authorized Common Stock to [1,800,000] shares.

                                   Section 17.
                                  Governing Law

         This Plan shall be governed by and construed under the laws of the State of Delaware.

         EXECUTED as of the 7th day of October, 1993.

                                  INSOFT, INC.



                                  By:
                                       Daniel L. Harple, Jr.
                                       President

         (Seal)